                                                                     EXHIBIT 4.7


                         KMART CREDITOR TRUST AGREEMENT

                           dated as of April 30, 2003

                                      among

                               KMART CORPORATION,
                              THE OTHER AFFILIATED
                              DEBTORS PARTY HERETO

                                       and

                                Douglas J. Smith,
                                   as Trustee

                                TABLE OF CONTENTS



ARTICLE I ESTABLISHMENT OF TRUST..............................................................................- 2 -
         Section 1.1 Creation and Name........................................................................- 2 -
         Section 1.2 Declaration of Trust.....................................................................- 2 -
         Section 1.3 Purposes of Trust........................................................................- 3 -
         Section 1.4 Trustee's Acceptance.....................................................................- 3 -

ARTICLE II DEFINITIONS........................................................................................- 3 -
         Section 2.1  Certain Terms Defined in the Plan.......................................................- 3 -
         Section 2.2 "Additional Deposit".....................................................................- 3 -
         Section 2.3  "Allowed Claim".........................................................................- 3 -
         Section 2.4  "Allowed Interest"......................................................................- 3 -
         Section 2.5  "Bankruptcy Code".......................................................................- 4 -
         Section 2.6  "Beneficiary List"......................................................................- 4 -
         Section 2.7  "Beneficiaries".........................................................................- 4 -
         Section 2.8  "Business Day"..........................................................................- 4 -
         Section 2.9  "Cash"..................................................................................- 4 -
         Section 2.10 "Causes of Action"......................................................................- 4 -
         Section 2.11 "Claim".................................................................................- 4 -
         Section 2.12 "Code"..................................................................................- 4 -
         Section 2.13 "Debtors"...............................................................................- 4 -
         Section 2.14 "Debtors' Estates"......................................................................- 4 -
         Section 2.15 "Deferred Compensation Distributions"...................................................- 4 -
         Section 2.16 "Designated Trust Recoveries"...........................................................- 4 -
         Section 2.17 "Disputed Claim"........................................................................- 4 -
         Section 2.18 "Disputed Interest".....................................................................- 4 -
         Section 2.19 "Distribution Date".....................................................................- 4 -
         Section 2.20 "Distribution Reserve Account"..........................................................- 4 -
         Section 2.21 "Escrow Account"........................................................................- 5 -
         Section 2.22 "Final Order"...........................................................................- 5 -
         Section 2.23 "Initial Deposit".......................................................................- 5 -
         Section 2.24 "Interest"..............................................................................- 5 -
         Section 2.26 "Net Trust Recoveries"..................................................................- 5 -
         Section 2.27 "New Holding Company"...................................................................- 5 -
         Section 2.28 "New Operating Company".................................................................- 5 -
         Section 2.29 "Plan"..................................................................................- 5 -
         Section 2.30 "Pro Rata"..............................................................................- 6 -
         Section 2.31 "Reorganized Debtors"...................................................................- 6 -
         Section 2.33 "Securities Actions"....................................................................- 6 -
         Section 2.34 "Terminated Plan Distributee"...........................................................- 6 -

                                      (i)
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
         Section 2.35 "Trust".................................................................................- 6 -
         Section 2.36 "Trust Advisory Board"..................................................................- 6 -
         Section 2.37 "Trust Assets"..........................................................................- 6 -
         Section 2.39 "Trust Claim Defendant".................................................................- 6 -
         Section 2.40 "Trust Distribution Date"...............................................................- 6 -
         Section 2.41 "Trust Expenses"........................................................................- 6 -
         Section 2.42 "Trust Recoveries"......................................................................- 7 -
         Section 2.43 "Trustee"...............................................................................- 7 -
         Section 2.44 "Trustee's Professionals"...............................................................- 7 -

ARTICLE III FUNDING OF THE TRUST..............................................................................- 7 -
         Section 3.1 Initial Deposit..........................................................................- 7 -
         Section 3.2 Additional Deposit.......................................................................- 7 -

ARTICLE IV TRUST CLAIMS.......................................................................................- 8 -
         Section 4.1 Liquidation of Trust Claims..............................................................- 8 -
         Section 4.2 Intervention.............................................................................- 8 -
         Section 4.3 Trust Recoveries Distribution and Reserve................................................- 8 -
         Section 4.4 Trust Claim Defendant Escrow............................................................- 10 -

ARTICLE V DISTRIBUTION OF TRUST ASSETS.......................................................................- 11 -
         Section 5.1 Allowed Claims and Allowed Interests....................................................- 11 -
         Section 5.2 Delivery of Distributions...............................................................- 12 -
         Section 5.3  Undeliverable Distributions............................................................- 12 -
         Section 5.4 Fractional Dollars......................................................................- 12 -

ARTICLE VI DISPUTED CLAIMS AND DISPUTED INTERESTS............................................................- 12 -
         Section 6.1 Deposit into Reserve....................................................................- 12 -
         Section 6.2 Distributions After Allowance...........................................................- 13 -
         Section 6.3 No Partial Distributions................................................................- 13 -
         Section 6.4 Trust Claims Pending....................................................................- 14 -

ARTICLE VII GENERAL POWERS, RIGHTS AND OBLIGATIONS OF THE TRUSTEE............................................- 14 -
         Section 7.1 Appointment of Trustee..................................................................- 14 -
         Section 7.2  Legal Title............................................................................- 14 -
         Section 7.3 General Powers..........................................................................- 14 -
         Section 7.4 Retention of Attorneys, Accountants and Other Professionals.............................- 16 -
         Section 7.5 Co-Trustees or Separate Trustees........................................................- 17 -
         Section 7.6 Compensation of Trustee and its Professionals...........................................- 17 -
         Section 7.7 Standard of Care; Indemnification; Exculpation..........................................- 18 -
         Section 7.8 Reliance by Trustee.....................................................................- 19 -
         Section 7.9 Action Upon Instructions................................................................- 19 -
         Section 7.10 Investment Obligations.................................................................- 19 -
         Section 7.11 Annual Audited Financial Statements....................................................- 20 -

                                      (ii)
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
         Section 7.12 Tax Filings and Notices................................................................- 20 -
         Section 7.13 Compliance with Securities Laws........................................................- 20 -
         Section 7.14 Timely Performance.....................................................................- 21 -
         Section 7.15 Consultation with the Trust Advisory Board.............................................- 21 -
         Section 7.16 Resignation............................................................................- 21 -

ARTICLE VIII
         THE TRUST ADVISORY BOARD............................................................................- 21 -
         Section 8.1 Establishment of Trust Advisory Board...................................................- 21 -
         Section 8.2  Composition; Replacement...............................................................- 21 -
         Section 8.3 By-Laws.................................................................................- 21 -
         Section 8.4 Litigation of Trust Claims..............................................................- 22 -
         Section 8.5 Settlement of Trust Claims..............................................................- 22 -
         Section 8.6 Advice and Direction to Trustee.........................................................- 22 -
         Section 8.7 Investments.............................................................................- 22 -
         Section 8.8 Removal of Trustee; Removal of Trust Advisory Board Member..............................- 22 -
         Section 8.9 Appointment of Successor Trustee........................................................- 22 -
         Section 8.10 Expenses...............................................................................- 22 -
         Section 8.11 Standard of Care; Exculpation..........................................................- 23 -
         Section 8.12 Termination of the Trust Advisory Board................................................- 23 -

ARTICLE IX
         COORDINATION WITH REORGANIZED DEBTORS...............................................................- 23 -
         Section 9.1 Access to Debtors and Reorganized Debtors...............................................- 23 -

ARTICLE X

         RETENTION OF JURISDICTION...........................................................................- 24 -

ARTICLE XI
         TERMINATION.........................................................................................- 24 -

ARTICLE XII

         MISCELLANEOUS.......................................................................................- 24 -
         Section 12.1 Notices................................................................................- 24 -
         Section 12.2 Effectiveness..........................................................................- 26 -
         Section 12.3 Intention of Parties to Establish Trust................................................- 26 -
         Section 12.4 Investment Company Act.................................................................- 26 -
         Section 12.5 Taxation...............................................................................- 26 -
         Section 12.6 Counterparts...........................................................................- 26 -
         Section 12.7 Governing Law..........................................................................- 26 -
         Section 12.8 Headings...............................................................................- 27 -

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
         Section 12.9 Interpretative Provisions..............................................................- 27 -
         Section 12.10 Severability..........................................................................- 27 -
         Section 12.11 Amendments............................................................................- 27 -
         Section 12.12 Non-transferability of Beneficial Interests; Interests Beneficial Only; No Voting
                 Rights; Successors..........................................................................- 27 -
         Section 12.13 No Suits by Claimholders or Interestholders...........................................- 27 -
         Section 12.14 Irrevocability........................................................................- 27 -
         Section 12.15 Trust Continuance.....................................................................- 28 -
         Section 12.16 Enforcement and Administration........................................................- 28 -




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                                      (v)
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                                      (vi)
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                                     (vii)

                         KMART CREDITOR TRUST AGREEMENT


         THIS TRUST AGREEMENT (the "Trust Agreement"), dated as of April 30, 2003, is entered into and executed by and among KMART CORPORATION, a Michigan corporation, debtor and debtor-in-possession in the Chapter 11 Cases referred to below ("Kmart"), the undersigned Affiliate Debtors (as defined in the Plan referred to below), debtors and debtors-in-possession in such Chapter 11 Cases (together with Kmart, collectively, the "Debtors", as hereinafter further defined), as settlors, Douglas J. Smith, as Trustee (the "Trustee"), and the undersigned Reorganized Debtors (as defined below).

                                    RECITALS:

         WHEREAS, this Trust Agreement is executed to facilitate the implementation of (a) the First Amended Joint Plan of Reorganization of Kmart Corporation and Its Affiliated Debtors and Debtors-in-Possession, dated February 25, 2003 (as amended, modified or supplemented, the "Plan"), which Plan provides for the establishment of the Kmart Creditor Trust (as defined below) created by this Trust Agreement and the retention and preservation of the Trust Assets (as defined in the Plan) by the Trustee, all for the benefit of (i) the holders of Allowed Claims (as defined in the Plan) in the following Classes (as defined in the Plan) if and to the extent that such holders of Allowed Claims are entitled to share in Trust Recoveries (as defined below) in accordance with the terms of the Plan: Prepetition Note Claimholders (as defined in the Plan) in Class 4, each holder of Allowed Trade Vendor/Lease Rejection Claims (as defined in the Plan) in Class 5, each holder of Allowed Other Unsecured Claims (as defined in the Plan) in Class 6, each holder of Allowed General Unsecured Convenience Claim (as defined in the Plan) in Class 7 who has elected to be treated as an Allowed Trade Vendor/Lease Rejection Claimholder, each holder of an Allowed Trust Preferred Obligation (as defined in the Plan) in Class 8, each holder of an Allowed Subordinated Securities Claim in Class 10 (as such Classes are designated in the Plan and the Claimholders (as defined in the Plan) in such Classes being collectively referred to herein as the "Trust Recoveries Claimholders") and (ii) the holders of Allowed Interests (as defined in the
Plan) pertaining to Existing Common Stock (as defined in the Plan) in Class 11 (as such Class is designated in the Plan and the Interestholders (as defined in the Plan) in such Class being collectively referred to herein as the "Trust Recoveries Interestholders") and (b) the other Articles of the Plan that deal with the collection, liquidation, and distribution of the Trust Assets, including the litigation of Trust Claims (as defined in the Plan), as required by the Plan; and

         WHEREAS, the Trust (as defined below) is organized for the primary purposes of (x) holding and preserving the value of the Trust Assets for distribution, (y) litigating Trust Claims, and (z) making distribution of Trust Recoveries (as defined below), as set forth in the Plan; and

         WHEREAS, the Trustee's activities, powers and duties are those determined to be reasonably necessary to, and consistent with, accomplishment of these purposes; and

         WHEREAS, the Plan contemplates, among other things, the litigation and settlement of Trust Claims and distribution of the net proceeds therefrom to the Trust Recoveries Claimholders and to the Trust Recoveries Interestholders (the Trust Recoveries Claimholders and the Trust Recoveries Interestholders are hereinafter collectively referred to as the "Beneficiaries"), all as described in greater detail in the Plan and in this Trust Agreement; and

         WHEREAS, pursuant to the Plan, the Trust is being created to litigate and settle Trust Claims on behalf, and for the benefit, of the Beneficiaries and to make distributions to the Beneficiaries of Trust Recoveries and other Trust Assets, in accordance with the Plan and this Trust Agreement; and

         WHEREAS, under the terms of the Plan and the Confirmation Order (as defined in the Plan), effective as of the Effective Date (as defined in the
Plan), the Debtors' Estates (as defined below) shall be deemed to have irrevocably granted, transferred, conveyed, and delivered to the Trustee, on behalf of, and for the benefit of, the Beneficiaries, control of, and all the rights, title and interests in and to, the Trust Assets, with no reversionary interest therein in favor of the Debtors and/or the Reorganized Debtors; and

         WHEREAS, on April 22, 2003, the Bankruptcy Court (as defined in the
Plan) entered the Confirmation Order; and

         WHEREAS, the Reorganized Debtors (as defined below) are joining in the execution of this Trust Agreement as of the Effective Date in accordance with the Plan;

         NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                             ESTABLISHMENT OF TRUST

         SECTION 1.1 CREATION AND NAME. In accordance with the Plan, there is hereby created a trust which shall be known as the "Kmart Creditor Trust," which is the Trust created pursuant to Article XI of the Plan.

         SECTION 1.2 DECLARATION OF TRUST. In consideration of the confirmation of the Plan under the Bankruptcy Code, the Debtors, the Reorganized Debtors and the Trustee have executed this Trust Agreement and, effective on the Effective Date of the Plan, in accordance with Article 11.2(a) of the Plan, the Debtors' Estates are hereby deemed to have irrevocably assigned, transferred and conveyed, to the Trustee, and to its successors and assigns, all the right, title and interests of the Debtors and the Debtors' Estates in and to the Trust Assets, with no reversionary interest whatsoever therein of the Debtors and the Reorganized Debtors, to have and to hold unto the Trustee and its successors and assigns forever, in trust nevertheless, under and subject to the terms and conditions set forth in this Trust Agreement and in the Plan for the benefit of the Beneficiaries and their successors and assigns permitted under the Plan and this Trust Agreement, as provided for in the Plan and in this Trust Agreement. The use and distribution of Trust Recoveries (including, without limitation, Designated Trust Recoveries) shall be made in accordance with this Trust Agreement and the Plan.

         SECTION 1.3 PURPOSES OF TRUST. The Trust is organized for the primary purposes of litigating and settling the Trust Claims transferred to it and distributing to the Beneficiaries the proceeds of the Trust Claims and the Trust Recoveries therefrom, along with all other Trust Assets, with no objective to engage in the conduct of a trade or business. In furtherance of such purposes with respect to the Trust Claims (subject to authorization by the Trust Advisory Board), by its majority vote, the Trustee shall be responsible for pursuing, litigating, settling or waiving all Trust Claims including, without limitation, any causes of action, counterclaims and defenses which are transferred to the Trust, and to be the representative of all Beneficiaries in all litigation relating to Trust Claims, and to perform all obligations specified for the Trustee under the Plan. In the event of any inconsistency between the recitation of the duties and powers of the Trustee as set forth in the Trust Agreement and as set forth in the Plan, the provisions of this Trust Agreement shall govern.

         SECTION 1.4 TRUSTEE'S ACCEPTANCE. The Trustee accepts the trust imposed on the Trustee by this Trust Agreement and agrees to observe and perform that trust, on and subject to the terms and conditions set forth in this Trust Agreement. In connection with and in furtherance of the purposes of the Trust, the Trustee hereby expressly accepts the transfer of the Trust Assets, subject to the provisions of the Confirmation Order, the Plan and this Trust Agreement, and the Trustee hereby further expressly assumes, undertakes and shall control the litigation of Trust Claims, subject to the terms of this Trust Agreement.

                                   ARTICLE II

                                   DEFINITIONS

         SECTION 2.1 CERTAIN TERMS DEFINED IN THE PLAN. The capitalized terms used but not defined in this Trust Agreement shall have the meanings given to them in the Plan.

         SECTION 2.2 "ADDITIONAL DEPOSIT" means funding that shall be made by the Reorganized Debtors to the Kmart Creditor Trust after the Effective Date, in the amount and to the extent required, if at all, by Article 11.3(d)(ii) and
Article 11.3(d)(iii) of the Plan.

         SECTION 2.3 "ALLOWED CLAIM" has the meaning set forth in the Plan.

         SECTION 2.4 "ALLOWED INTEREST" has the meaning set forth in the Plan.

         SECTION 2.5 "BANKRUPTCY CODE" means 11 U.S.C. Sections 101-1330, as amended.

         SECTION 2.6 "BENEFICIARY LIST" has the meaning set forth in Section 5.1 hereof.

         SECTION 2.7 "BENEFICIARIES" has the meaning set forth in the Recitals hereof.

         SECTION 2.8 "BUSINESS DAY" has the meaning set forth in the Plan.

         SECTION 2.9 "CASH" has the meaning set forth in the Plan.

         SECTION 2.10 "CAUSES OF ACTION" means any and all claims, actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, and rights to payment, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including, without limitation, Avoidance Actions (as defined in the Plan) that are not Retained Actions (as defined in the Plan) and Trust Claims.

         SECTION 2.11 "CLAIM" has the meaning set forth in the Plan.

         SECTION 2.12 "CODE" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

         SECTION 2.13 "DEBTORS" has the meaning set forth in the Recitals hereof.

         SECTION 2.14 "DEBTORS' ESTATES" has the meaning set forth in the Plan.

         SECTION 2.15 "DEFERRED COMPENSATION DISTRIBUTIONS" has the meaning set forth in Section 4.4 hereof.

         SECTION 2.16 "DESIGNATED TRUST RECOVERIES" has the meaning set forth in the Plan.

         SECTION 2.17 "DISPUTED CLAIM" has the meaning set forth in the Plan.

         SECTION 2.18 "DISPUTED INTEREST" has the meaning set forth in the Plan.

         SECTION 2.19 "DISTRIBUTION DATE" has the meaning set forth in the Plan.

         SECTION 2.20 "DISTRIBUTION RESERVE ACCOUNT" means, individually and collectively, one or more bank and/or other investment accounts established and maintained by the Trustee, as shall be directed by the Trust Advisory Board, into which the Trustee shall, in accordance with Section 5.3 and Section 6.1 of this Trust Agreement, deposit undeliverable distributions and Trust Recoveries that are not then distributable to a holder of a Disputed Claim or a Disputed Interest and shall be held by the Trustee, pending a final determination as to Allowance of such Disputed Claim or Disputed Interest.

         SECTION 2.21 "ESCROW ACCOUNT" means, individually and collectively, one or more bank and/or other investment accounts established and maintained by the Trustee, as shall be directed by the Trust Advisory Board, into which the Trustee shall, in accordance with Article 7.7 of the Plan and Section 4.4 of this Trust Agreement, deposit all Deferred Compensation Distributions that would be otherwise distributable for the account of Trust Claim Defendants pursuant to
Article 7.7 of the Plan (i.e., if such account holders were not Trust Claim Defendants), the amount of which funds shall be determined by the Trustee in accordance with Section 4.4 of this Trust Agreement, and which funds, in the case of each Trust Claim Defendant, shall be held in escrow pending a final determination of liability or non-liability in respect of the Trust Claim with respect to such Trust Claim Defendant.

         SECTION 2.22 "FINAL ORDER" has the meaning set forth in the Plan.

         SECTION 2.23 "INITIAL DEPOSIT" means the funding to be made on the Effective Date by Debtors and/or Reorganized Debtors to the Kmart Creditor Trust, in accordance with Article 11.3(d)(i) and Article 11.3(d)(ii) of the Plan.

         SECTION 2.24 "INTEREST" has the meaning set forth in the Plan.

         SECTION 2.25 "INVESTIGATIONS" has the meanings set forth in the Disclosure Statement (as such term is defined in the Plan).

         SECTION 2.26 "NET TRUST RECOVERIES" means the amount by which the aggregate amount of Trust Recoveries exceeds the aggregate amount of (a) the compensation paid to the Trustee pursuant to Section 7.6 below and reasonable and necessary expenses incurred by the Trustee or to be incurred by the Trustee (as estimated by the Trustee in consultation with the Trust Advisory Board and including, without limitation, the fees and expenses of the Trustee's Professionals) in fulfilling the obligations set forth in the Plan and this Trust Agreement plus (b) the reasonable and necessary expenses incurred or to be incurred by the Trust Advisory Board (as estimated by the Trust Advisory Board and including, without limitation, the fees and expenses of any counsel and other professionals retained directly by the Trustee Advisory Board, separate from the Trustee's Professionals).

         SECTION 2.27 "NEW HOLDING COMPANY" has the meaning set forth in the Plan.

         SECTION 2.28 "NEW OPERATING COMPANY" has the meaning set forth in the Plan.

         SECTION 2.29 "PLAN" has the meaning set forth in the Recitals hereof.

         SECTION 2.30 "PRO RATA" has the meaning set forth in the Plan.

         SECTION 2.31 "REORGANIZED DEBTORS" means, collectively, New Holding Company, New Operating Company and the Debtors, in each case from and after the Effective Date.

         SECTION 2.32 "RETAINED ACTIONS" has the meaning set forth in the Plan.

         SECTION 2.33 "SECURITIES ACTIONS" has the meaning set forth in the Plan.

         SECTION 2.34 "TERMINATED PLAN DISTRIBUTEE" has the meaning set forth in
Section 4.4 hereof.

         SECTION 2.35 "TRUST" means the trust established pursuant to the
Article XI of the Plan and under this Trust Agreement.

         SECTION 2.36 "TRUST ADVISORY BOARD" means the board that has been, or is about to be, created pursuant to Article 11.4 of the Plan for the purpose of either advising or, in the case of certain proposed actions, providing direction or authorization to the Trustee (as required by the Plan and/or this Trust Agreement) with respect to actions and decisions affecting the Trust.

         SECTION 2.37 "TRUST ASSETS" means: (a) those assets irrevocably assigned, transferred, conveyed and delivered to the Trust on the Effective Date pursuant to Article 11.2 of the Plan, which are: (i) all Trust Claims, and (ii) the Initial Deposit; (b) any Additional Deposit required, if at all, by Article 11.3(d)(ii) or Article 11.3(d)(iii) of the Plan; (c) all Trust Recoveries at any time received by the Trustee in respect of the Trust Claims, including, without limitation, all funds (if any) repaid to Debtors and/or Reorganized Debtors at any time subsequent to the Effective Date on account of loans made by the Debtors to certain of their senior management pursuant to the 2001 Retention Program; and (d) all income at any time received by the Trustee in respect of any of the foregoing.

         SECTION 2.38 "TRUST CLAIMS" has the meaning set forth in the Plan.

         SECTION 2.39 "TRUST CLAIM DEFENDANT" means any Person who is (a) a defendant in any Cause of Action arising out of any Trust Claims that was commenced by Debtors and that is pending as of the Effective Date, (b) a defendant in any Cause of Action arising out of any Trust Claim that was commenced by the Trustee at any time on or after the Effective Date or (c) is identified by the Trustee in good faith on or before the Distribution Date as a potential defendant in any Cause of Action arising out of the Trust Claims that the Trustee shall or may commence, as determined by the Trustee based on evidence relating to the Trust Claims then available to the Trustee.

         SECTION 2.40 "TRUST DISTRIBUTION DATE" has the meaning set forth in
Section 4.3(c) hereof.


         SECTION 2.41 "TRUST EXPENSES" means all reasonable costs, expenses and fees paid or incurred or to be incurred (as estimated by the Trustee in consultation with the Trust Advisory

Board) by the Trustee in the administration of the Trustee's duties or as contemplated pursuant to this Trust Agreement, including, without limitation, the compensation paid to and expenses incurred or to be incurred (as estimated by the Trustee in consultation with the Trust Advisory Board) by the Trustee and the expenses incurred or to be incurred by members of the Trust Advisory Board (as estimated by the Trust Advisory Board), the fees and expenses of the Trustee's Professionals and the fees and expenses of any counsel and other professionals directly retained by the Trust Advisory Board (separate from the Trustee's Professionals), all as provided for in this Trust Agreement.

         SECTION 2.42 "TRUST RECOVERIES" means any and all proceeds received by the Trust arising from a Trust Claim, including, without limitation, (a) the prosecution to, and collection of, a final judgment with respect to a Trust Claim, (b) the settlement or other compromise of a Trust Claim, and (c) all funds recovered by the Trustee from the escrow established pursuant to Section
4.4 hereof. For the avoidance of doubt, Trust Recoveries do not include Designated Trust Recoveries, except to the extent that any asset or property that constitutes a part of Designated Trust Recoveries is expressly included within this definition of Trust Recoveries.

         SECTION 2.43 "TRUSTEE" means the trustee under the Trust, or any successor, as designated by a majority vote of the Trust Advisory Board pursuant to Article 11.4(f) of the Plan.

         SECTION 2.44 "TRUSTEE'S PROFESSIONALS" has the meaning set forth in
Section 7.4.

                                   ARTICLE III

                              FUNDING OF THE TRUST

         SECTION 3.1 INITIAL DEPOSIT. In accordance with the Plan, the Initial Deposit shall be funded by the Debtors and/or Reorganized Debtors by delivering the full amount of the Initial Deposit to the Trustee on the Effective Date, in immediately available funds. The Trustee shall use the Initial Deposit consistent with the purposes of the Trust and subject to the terms and conditions of the Plan and this Trust Agreement.

         SECTION 3.2 ADDITIONAL DEPOSIT. In accordance with the Plan, the Additional Deposit shall be funded by the Debtors and/or Reorganized Debtors delivering to the Trustee, the amounts, in immediately available funds, and at such times, if and to the extent required by Article 11.3(d)(ii) and Article 11.3(d)(iii) of the Plan. The Trustee shall use the Additional Deposit consistent with the purposes of the Trust and subject to the terms and conditions of the Plan and this Trust Agreement.

                                   ARTICLE IV

                                  TRUST CLAIMS

         SECTION 4.1 LIQUIDATION OF TRUST CLAIMS.

                  (a) The Trustee shall take such steps as the Trustee deems necessary to investigate, pursue, litigate, settle and/or compromise or abandon the Trust Claims (provided that, any such litigation, settlement, compromise or abandonment shall be authorized by the Trust Advisory Board, by its majority vote), to reduce the Trust Claims to cash proceeds and to make distributions of the cash proceeds to the Beneficiaries as required under the Plan and this Trust Agreement. The Trustee's actions with respect to disposition of the Trust Claims shall in all events be taken in a manner so as reasonably to maximize the value of the Trust Claims.

                  (b) The Trustee may transfer, sell, dispose of, settle or otherwise compromise or abandon the Trust Claims (or any of them) on the authorization of the Trust Advisory Board, by its majority vote.

         SECTION 4.2 INTERVENTION. On the Effective Date, and without having to obtain any further order of the Bankruptcy Court, the Trustee is authorized to intervene as plaintiff, movant or additional party, as appropriate, in any Causes of Action (whether asserted in actions, adversary proceedings, contested matters, avoidance actions or motions or otherwise which were filed prior to the Effective Date), where the subject matter of any such Cause of Action involves a Trust Claim; but the Trustee shall not be authorized to intervene with respect to any Retained Action.

         SECTION 4.3 TRUST RECOVERIES DISTRIBUTION AND RESERVE.

                  (a) DISTRIBUTIONS OF TRUST RECOVERIES. Prior to distribution of any portion of the Trust Recoveries to any Beneficiaries, Trust Recoveries shall be first paid (i) to the Trustee, in accordance with Section 7.6(a), for the Trustee's compensation and reasonable and necessary expenses incurred through the date of such distribution in fulfilling the Trustee's obligations set forth in the Plan and in this Trust Agreement, and (ii) to the members of the Trust Advisory Board, in accordance with Section 8.10, for their reasonable and necessary expenses incurred through the date of such distribution in fulfilling the obligations of the Trust Advisory Board set forth in the Plan and in this Trust Agreement.

                  (b) DISTRIBUTIONS OF NET TRUST RECOVERIES. The Trustee shall distribute Net Trust Recoveries as follows: first, to pay the Trust Expenses (in addition to those paid in accordance with Section 4.3(a) above); and second, to the Beneficiaries, their respective shares thereof as required by the Plan and this Trust Agreement. For the purposes of this Section 4.3(b), the Initial Deposit and any Additional Deposit shall not be included in the calculation of Net Trust Recoveries distributable to any Beneficiaries on any Trust Distribution Date, and shall not be distributed on any Trust Distribution Date or otherwise, until such time as the Trustee and the

Trust Advisory Board have determined that all Trust Claims have been resolved and/or will not be further pursued.

                  (c) TIME OF DISTRIBUTIONS. Distributions of Net Trust Recoveries by the Trustee to Beneficiaries, in accordance with their respective interests in the Trust as set forth in the Plan and in this Trust Agreement, shall be made at least semi-annually, beginning with a date in the calendar quarter that is not later than the end of the second calendar quarter after the Effective Date (each, such date, a "Trust Distribution Date)"; provided that,
(i) the Trustee shall not distribute any Net Trust Recoveries to any Beneficiaries in a particular Class prior to the earliest date on which the Claimholders or Interestholders in such Class are entitled to receive Net Trust Recoveries in accordance with the Plan, (ii) the Trustee shall not be required to make any such semi-annual distribution if the Net Trust Recoveries and income therefrom (if any) available for distribution to the Beneficiaries are not sufficient, in the Trustee's discretion (after consultation with the Trust Advisory Board) to justify incurring the Trust Expenses necessarily associated with making distribution of monies, (iii) in connection with any interim (as opposed to final) distribution, the Trustee shall retain at least the amount of any funds remitted to the Trustee pursuant to Article 11.3(d)(i) and Article 11.3(d)(ii) of the Plan, (iv) with respect to distributions to Interestholders in Class 11 holding Allowed Interests that cannot be economically distributed as aforesaid, the Trustee shall divide such aggregate amount of distributions into $50.00 increments and thereafter make such $50.00 distributions to Interestholders who otherwise were entitled to, but did not receive, a distribution under Article 5.11 of the Plan and who are randomly selected by Trustee, and (v) concurrently with the termination of this Trust Agreement in accordance with Article XI hereof below, the Trustee shall distribute to the Beneficiaries, in accordance with Section 4.3(b) above, any amount of the Initial Deposit or Additional Deposit that has not been expended by the Trustee on Trust Expenses in the course of the winding up and final liquidation of the Trust.

                  (d) DISTRIBUTION RESERVE ACCOUNT. The Trustee shall establish the Distribution Reserve Account as of the initial Trust Distribution Date. The Trustee shall deposit into the Distribution Reserve Account on each Trust Distribution Date, pending resolution of Disputed Claims and/or pending a final determination as to whether a Disputed Interest will become an Allowed Interest, that portion of Trust Recoveries that would otherwise be distributable in accordance with the Plan in respect of such Disputed Claims and such Disputed Interest, if such Disputed Claim or Disputed Interest had then constituted an Allowed Claim or an Allowed Interest entitled to receive Trust Recoveries in accordance with the Plan. The amount of such deposits made by the Trustee into the Distribution Reserve Account on any Distribution Date shall be in an amount consistent with the Beneficiary List. The Trustee shall distribute the Net Trust Recoveries on deposit in the Distribution Reserve Account to the holder of any Disputed Claims and Disputed Class 11 Interests that become Allowed Claims or Allowed Class 11 Interests (as applicable) only upon the Trustee's receipt of written notice from Reorganized Debtors, in accordance with Section 5.1 below, that any such Disputed Claim or Disputed Interest has become an Allowed Claim or Allowed Interest, as applicable, and in accordance with the provisions of
Section 6.2 below.

         SECTION 4.4 TRUST CLAIM DEFENDANT ESCROW. At least ten (10) Business Days prior to the date on which the Debtors and/or the Reorganized Debtors will terminate their existing deferred compensation plans in accordance with Article
7.7 of the Plan, the Debtors and/or the Reorganized Debtors shall deliver to the Trustee a list of all individuals who will receive any of the funds that will be distributed on account of the termination of such deferred compensation plans (each, a "Terminated Plan Distributee"; and such funds being herein referred to as "Deferred Compensation Distributions"), including the amount of Deferred Compensation Distributions distributable to each Terminated Plan Distributee. Notwithstanding anything to the contrary set forth in such Article 7.7 or otherwise in the Plan, the Debtors and the Reorganized Debtors will not make any Deferred Compensation Distributions to (a) any Terminated Plan Distributee who is an actual Trust Claim Defendant as of the proposed date of distribution of Deferred Compensation Distributions or (b) any other Terminated Plan Distributee prior to the date that is thirty (30) days after the date on which the Trustee has received such list of Terminated Plan Distributees, in order to permit the Trustee adequate time to make a determination as to whether any of such other Terminated Plan Distributees will or may become Trust Claim Defendants (as determined by the Trustee in good faith, based on evidence relating to the Trust Claims then available to the Trustee). On or before the expiration of such thirty (30) day period, the Trustee shall deliver notice in writing to Reorganized Debtors if the Trustee has designated additional Terminated Plan Distributees as Trust Claim Defendants, advising Reorganized Debtors to that effect, and the Trustee shall concurrently deliver such written notice to each such Terminated Plan Distributee so designated as a Trust Claim Defendant. Reorganized Debtors shall thereupon deliver to the Trustee all Deferred Compensation Distributions that, but for the provisions of this Section 4.4, would have otherwise been distributable to the Terminated Plan Distributees who have been so designated as Trust Claim Defendants, to be held by the Trustee in the Escrow Account in accordance with Article 7.7 of the Plan, pending a final resolution, in the case of each Trust Claim Defendant, of the Trust Claim with respect to such Trust Claim Defendant. If upon resolution of a Trust Claim with respect to a Trust Claim Defendant (howsoever resolved, whether pursuant to a final judgment rendered by the Court in which the Cause of Action related thereto was pending or pursuant to an agreement between the Trustee and the Trust Claim Defendant), such Trust Claim Defendant has any liability in respect of any Trust Claim asserted against such Trust Claim Defendant, then all Deferred Compensation Distributions held in the Escrow Account for the account of such Trust Claim Defendant shall thereupon be deemed and shall constitute Trust Recoveries, to the full extent of such Trust Claim liability (but without prejudice to the Trustee's rights to seek recovery of the balance of such liability (if any) in excess of Deferred Compensation Distributions held in the Escrow Account for the account of such Trust Claim Defendant), and shall be distributed to the Beneficiaries in accordance with this Trust Agreement and the Plan, and any Deferred Compensation Distributions held in the Escrow Account for the account of such Trust Claim Defendant in excess of such Trust Claim liability shall be remitted by the Trustee to such Trust Claim Defendant as soon as practicable thereafter, and shall be deemed received by such Trust Claim Defendant in full discharge and satisfaction of such Trust Claim Defendant's rights (if any) to receive Deferred Compensation Distributions.

                                    ARTICLE V

                          DISTRIBUTION OF TRUST ASSETS

         SECTION 5.1 ALLOWED CLAIMS AND ALLOWED INTERESTS. The Trustee shall deliver to the Reorganized Debtors written notice of the first Trust Distribution Date on which the Trustee intends to make the initial distribution of any Net Trust Recoveries. As soon as practicable after the Reorganized Debtors' receipt of such written notice, the Reorganized Debtors shall provide to the Trustee a list of all Beneficiaries (by Class) who hold Allowed Claims and Allowed Class 11 Interests, a list of holders of all Disputed Claims and Disputed Class 11 Interests (by Class) whose Pro Rata share of Trust Recoveries will be deposited by the Trustee into the Distribution Reserve Account in accordance with Section 4.3(d) above, and the share (i.e., the proportion determined in accordance with the Plan) in respect of each such Claim and Interest (both Allowed and Disputed), including the address and the name of a contact person (if known to the Reorganized Debtors) for each such Claimholder and Interestholder (both Allowed and Disputed), all as then reflected on the registry of claims maintained in the Debtors' Chapter 11 Cases (such list being herein referred to as a "Beneficiary List"). The purpose of the Beneficiary List is to enable the Trustee to calculate as of such initial Trust Distribution Date hereunder the Pro Rata share of Trust Recoveries to be distributed to, or deposited into the Distribution Reserve Account for the account of, each Claimholder or Interestholder in each Class that is entitled under the Plan to share in Trust Recoveries. The Reorganized Debtors shall similarly deliver to the Trustee a revised, then current Beneficiary List as soon as practicable after the Trustee delivers notice of its intent to make additional distributions on any subsequent Trust Distribution Date, including a revised calculation of the share (i.e., the proportion determined in accordance with the Plan) of Trust Recoveries to be distributed to, or deposited into the Distribution Reserve Account, for the account of, each Claimholder or Interestholder as provided for above in this Section 5.1. If the Trustee or the Trust Advisory Board disagrees with any of the information set forth on a Beneficiary List delivered by the Debtors or Reorganized Debtors, then the Trustee shall so notify the Debtors or the Reorganized Debtors (as applicable) as soon as practicable, and the Debtors or the Reorganized Debtors (as applicable) and the Trustee shall cooperate and attempt to resolve any such differences as expeditiously as possible. In making distributions of Trust Recoveries to Beneficiaries in accordance with Section
5.2 below, the Trustee may, in the absence of manifest error, rely fully, without inquiry, upon the Beneficiary List most recently delivered by the Debtors or the Reorganized Debtors to the Trustee, and the Trustee shall be fully exculpated from any and all liability of any kind or nature to any Claimholder or Interestholder to the extent that the Trustee so relies upon any such Beneficiary List in making distributions of Net Trust Recoveries. Without limiting the generality of the exculpation of the Trustee provided for hereinabove, the Trustee shall have no liability to any Claimholder or Interestholder if a check payable to a Beneficiary in payment of such Beneficiary's share of Net Trust Proceeds is delivered to a Beneficiary's address listed on the then current Beneficiary List, but that is not the correct address for such Beneficiary, and such check is not returned to the Trustee and/or is cashed by a Person who is not an authorized agent of such Beneficiary. Nothing contained in this

Trust Agreement, however, shall be deemed to limit or impair the right of any Claimholder or Interestholder to challenge in the Bankruptcy Court the Debtors' or the Reorganized Debtors' designation as Disputed any portion of a Claim or Interest or the calculation of any Beneficiary's Share of Trust Recoveries to which any Allowed Claim or Allowed Interest is entitled in accordance with the Plan and this Trust Agreement.

         SECTION 5.2 DELIVERY OF DISTRIBUTIONS. Distributions by the Trustee shall be made to Beneficiaries at the addresses set forth in the Beneficiary List most recently provided to the Trustee by the Debtors or the Reorganized Debtors.

         SECTION 5.3  UNDELIVERABLE DISTRIBUTIONS.

                  (a) If any Beneficiary's distribution that has been made by the Trustee in accordance with Section 5.2 is returned to the Trustee as undeliverable, no further distributions to such Beneficiary shall be made unless and until the Trustee is notified by the Debtors, by the Reorganized Debtors or by such Beneficiary of such Beneficiary's then current address, at which time all missed distributions shall be made to such Beneficiary, without interest. Pending the Trustee's receipt of such current address and subject to Section 5.3(b) below, all missed distributions shall be deposited by the Trustee into the Distribution Reserve Account.

                  (b) All requests by Beneficiaries for undeliverable distributions with respect to any Trust Distribution Date shall be made to the Trustee in writing, at its address set forth in Section 12.1 below, on or before six (6) months after the applicable Trust Distribution Date. After that date, all unclaimed property relating to such missed distributions shall revert to the Trust. Upon such reversion, the claim of any Beneficiary (and of any successor to or any assignee of such Beneficiary permitted pursuant to the Plan and this Trust Agreement) with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

         SECTION 5.4 FRACTIONAL DOLLARS. Notwithstanding anything to the contrary contained in this Trust Agreement, the Trustee shall not be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan or this Trust Agreement would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or more being rounded up.

                                   ARTICLE VI

                     DISPUTED CLAIMS AND DISPUTED INTERESTS

         SECTION 6.1 DEPOSIT INTO RESERVE. Distributions of Trust Assets with respect to Disputed Claims and Disputed Class 11 Interests shall be deposited into the Distribution Reserve Account as set forth in Section 4.3(d) of this Trust Agreement and consistent with Article 9.8 of the Plan. The amount deposited shall be determined by the Trustee based upon each Beneficiary List delivered to the Trustee, or as otherwise agreed to by the Debtors or the Reorganized Debtors (as applicable) and the Trustee in accordance with Section
5.1 (in cases where the Trustee and/or the Trust Advisory Board disagreed with any information contained in a Beneficiary List), in each case as set forth in
Section 4.3(d) of this Trust Agreement and consistent with the procedures set forth in Article 9.8 of the Plan. The Trustee will also place in the applicable Distribution Reserve Account any dividends, payments or other income received on account of the property withheld in the Distribution Reserve Account, to the extent that such property continues to be held in the Distribution Reserve Account at the time such dividends and/or other income are received by the Trustee. The Trustee may, in the Trustee's sole discretion, unless otherwise instructed by the Trust Advisory Board, invest any Cash that is withheld in the Distribution Reserve Account in a manner that will yield a reasonable net return, taking into account the safety of the investment. Notwithstanding any such investment and the addition to Trust Assets of any income earned in respect thereof, nothing in this Trust Agreement shall be deemed to entitle the holder of a Disputed Claim or a Disputed Interest to postpetition interest on such Claim or Interest, in the event such Claim or Interest ultimately becomes an Allowed Claim or an Allowed Interest.

         SECTION 6.2 DISTRIBUTIONS AFTER ALLOWANCE.

                  (a) On the next Trust Distribution Date after the date when the order or judgment of the Bankruptcy Court allowing all or part of a Disputed Claim or a Disputed Interest becomes a Final Order, the Trustee will distribute to the holders of Disputed Claims or Disputed Class 11 Interests that have become Allowed any property in the Distribution Reserve Account that would have been distributed to such Claim or Interest holders on the Trust Distributions Dates on which distributions previously were made to Beneficiaries, if the Disputed Claims and/or Disputed Class 11 Interests that have become Allowed had been Allowed Claims and Allowed Class 11 Interests, respectively, on such earlier Trust Distribution Dates. All distributions made under this Section 6.2 of the Trust Agreement on account of an Allowed Claim or Allowed Interest will be made together with any dividends, payments or other distributions made on account of, as well as subject to any obligations arising from, the distributed property as if such Allowed Claim or Allowed Interest had been an Allowed Claim or Allowed Interest on the Trust Distribution Dates on which distributions were previously made to Beneficiaries.

                  (b) After (i) a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims and Disputed Class 11 Interests, and (ii) the Securities Actions have been finally concluded, whether pursuant to a final non-appealable judgment with respect thereto, settlement thereof, or the withdrawal or dismissal thereof, any remaining property held in the Distribution Reserve Account will be distributed to the Beneficiaries in accordance with the Plan and this Trust Agreement.

         SECTION 6.3 NO PARTIAL DISTRIBUTIONS. The Trustee shall not make any partial distributions to any holder of any Disputed Claims or Disputed Class 11 Interests in any Class pending resolution of such Disputed Claims or Disputed Class 11 Interests, as applicable, provided that, the foregoing shall not limit, impair or otherwise affect the right of such holder to receive, in accordance with the Plan and this Trust Agreement, Net Trust Recoveries in respect of any other Claims or other Class 11 Interests of such holder that are Allowed Claims or Allowed Class 11 Interests, as applicable.

         SECTION 6.4 TRUST CLAIMS PENDING. Notwithstanding anything to the contrary contained in the Plan or in this Trust Agreement, the Trust Advisory Board may not authorize or direct the Trustee to pay, and the Trustee shall not pay, any distribution to Beneficiaries who have or may have any liability to the Trust with respect to a Trust Claim, which distribution may be paid, if at all, only after the holder of such Claim or Interest has discharged its liability to the Trust on account of such Trust Claim, by settlement or otherwise.

                                   ARTICLE VII

              GENERAL POWERS, RIGHTS AND OBLIGATIONS OF THE TRUSTEE

         SECTION 7.1 APPOINTMENT OF TRUSTEE. Pursuant to Article XI of the Plan, the Trustee shall become the Trustee on the Effective Date.

         SECTION 7.2 LEGAL TITLE. The Trustee shall hold legal title to all Trust Assets except that the Trustee may, upon approval by the Trust Advisory Board, by its majority vote, cause legal title or evidence of title to any of the Trust Assets to be held by any nominee or person, on such terms, in such manner and with such power as the Trustee may determine advisable.

         SECTION 7.3 GENERAL POWERS.

                  (a) Except as otherwise provided in the Plan or in this Trust Agreement, and subject to the retained jurisdiction of the Bankruptcy Court as provided for in the Plan, but without prior or further authorization, the Trustee may control and exercise authority over the Trust Assets, over the acquisition, management and disposition thereof and over the management and conduct of the affairs of the Trust to the same extent as if the Trustee were the sole owner of the Trust Assets in its own right, provided, however, that such control and authority over the Trust Assets shall be subject to the provisions of Section 7.3(b) and, in addition, in the discretion of the Trust Advisory Board, either (a) the Trustee's delivery of a fiduciary bond or surety issued by such insurance company or other firm, and in such amount, as shall be reasonably acceptable to the Trust Advisory Board or (b) the designation by the Trust Advisory Board of a Person to serve as a co-signatory with the Trustee on such bank and/or other investment accounts maintained from time to time by the Trustee, as shall be determined by the Trust Advisory Board. No Person dealing with the Trust shall be obligated to inquire into the Trustee's authority in connection with the acquisition, management or disposition of Trust Assets.

                  (b) In connection with the management and use of the Trust Assets, subject to the delivery of a fiduciary bond or surety or signature of a co-signatory on Trust accounts, if and to the extent required by the Trust Advisory Board pursuant to
Section 7.3(a) above, and except as otherwise expressly limited in this Trust Agreement, the Plan, or the Confirmation Order, the Trustee shall have, in addition to any powers conferred on the Trustee by any other provision of this Trust Agreement, and subject to the approval of the Trust Advisory Board, by its majority vote, the power to take any and all actions as are necessary or advisable to effectuate the purposes of the Trust, including, without limitation, the power and authority:

                  (i) to accept the Trust Assets transferred and provided to the Trust under this Trust Agreement and the Plan;

                  (ii) to distribute the proceeds from the liquidation of the Trust Claims to Beneficiaries in accordance with the terms of the Plan and this Trust Agreement;

                  (iii) to sell, convey, transfer, assign, liquidate, collect or abandon Trust Claims, or any part thereof or any interest therein, on such terms and for such consideration as the Trustee deems desirable or appropriate, subject to authorization with respect thereto by the Trust Advisory Board, by its majority vote;

                  (iv) to prosecute all Trust Claims and such other suits as may be necessary, appropriate or incident to the purposes of the Trust, including, without limitation, the prosecution of claims relating to the Investigations and fraudulent transfer and other claims available under the Bankruptcy Code, or otherwise, that are Trust Claims, but excluding any such claims that are Retained Actions;

                  (v) to endorse the payment of notes or other obligations of any person or to make contracts with respect thereto;

                  (vi) to engage in all acts that would constitute ordinary course of business in performing the obligations of a trustee under a trust of this type;

                  (vii) if authorized in writing by the Trust Advisory Board, to remove all or any of the Trust Assets or the situs of administration of the Trust from one jurisdiction to another jurisdiction at any time or from time to time;

                  (viii) in connection with any property held under this Trust Agreement that is distributable or payable to a minor, to transfer and pay over all or any portion of the property to the minor, or to a guardian of the minor's property, whenever appointed, without requiring ancillary guardianship, or to the minor's parent or the person with whom the minor resides, or to any custodian under any Uniform Gifts to Minors Act or Uniform Transfer to Minor Act with power to select any person or trust company (including any fiduciary hereunder) to be such custodian and with power to extend such custodianship to age twenty-one (21) years, without any obligation to see to the use or application of the property or to make inquiry with respect to any other property available for the use of the minor, the receipt by such minor, guardian, parent, person or custodian to be a complete discharge as to such transfer or payment;

                  (ix) if authorized in writing by all members of the Trust Advisory Board, to borrow sums of money, at any time and from time to time, for periods of time and on terms and conditions from persons or corporations (including any fiduciary hereunder) for purposes as may be deemed advisable, and secure such loans by the pledge or hypothecation of any property held under this Trust Agreement;

                  (x) to establish the funds, reserves and accounts (other than investment accounts) within the Trust as deemed by the Trustee, in its discretion, to be useful in carrying out the purposes of the Trust;

                  (xi) to sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitration or other proceeding;

                  (xii) if authorized in writing by the Trust Advisory Board, in accordance with this Trust Agreement, to purchase insurance indemnifying the Trustee and the members of the Trust Advisory Board and to indemnify (and purchase insurance indemnifying) the employees, agents and representatives of the Trust or the Trustee (including, without limitation, the Trustee's Professionals), to the fullest extent that a corporation organized under the laws of the Trust's domicile is from time to time entitled to indemnify its directors, officers, employees, agents and representatives;

                  (xiii) to delegate any or all of the discretionary power and authority herein conferred at any time with respect to all or any portion of the Trust to any one or more reputable individuals or, in connection with investments authorized by the Trust Advisory Board pursuant to Section 8.7, to recognized institutional advisors or investment managers, in each case without liability for any action taken or omission made because of such delegation, except for such liability as is expressly provided for in this Trust Agreement;

                  (xv) to consult with the Debtors and/or the Reorganized Debtors at such times and with respect to such issues relating to the conduct of the Trust as the Trustee considers desirable; and

                  (xvi) to perform such other acts and undertake such other conduct as the Trustee believes is necessary to carry out the purposes and intent of this Trust.

                  (c) The Trustee shall not at any time, on behalf of the Trust or any Beneficiaries, enter into or engage in any trade or business, and the Trustee shall not use or dispose of any part of the Trust Assets in furtherance of any trade or business.

         SECTION 7.4 RETENTION OF ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONALS. The

Trustee shall, subject to the approval or direction of the Trust Advisory Board, by majority vote thereof, retain the following professionals ("Trustee's Professionals") to aid in the performance of its responsibilities pursuant to the terms of the Plan and this Trust Agreement including, without limitation, the litigation of Trust Claims and distribution of Trust Assets:

                  (a) Such law firm(s) as counsel to the Trustee and the Trust as the Trustee may deem advisable to aid in the liquidation of the Trust Claims and to perform such other functions as may be appropriate to carry out the primary purposes of the Trust. The Trustee may commit the Trust to and shall, subject to Section 7.6(b) hereof, pay such law firm(s) reasonable compensation from the Trust Assets for services rendered and expenses incurred, which expenses may include, without limitation, the fees and expenses of Persons retained by such counsel to perform any services or otherwise assist in connection with the prosecution of Trust Claims, including, without limitation, expert witnesses and consultants. The Trustee may also engage such law firm(s) on a contingent fee basis as permitted by applicable law;

                  (b) An independent public accounting firm to audit the financial books and records of the Trust, to prepare and file all federal, state and local tax returns and related tax forms on behalf of the Trust that the Trustee is obligated to prepare, provide and file pursuant to Section 7.12 below, and to perform such other reviews and/or audits as the Trustee may deem advisable to carry out the primary purposes of the Trust. The Trustee may commit the Trust to and shall pay such accounting firm reasonable compensation from the Trust Assets for services rendered and expenses incurred; and

                  (c) Such forensic accountants, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as are advisable to carry out the purposes of the Trust. The Trustee may commit the Trust to and shall pay all such Persons reasonable compensation from the Trust Assets for services rendered and expenses incurred.

         SECTION 7.5 CO-TRUSTEES OR SEPARATE TRUSTEES. In order to (and only to the extent necessary to) meet any legal requirements of any jurisdiction in which any of the Trust Assets may from time to time be located, the Trustee shall have the power to appoint one or more Persons who have been expressly approved by the Trust Advisory Board either to act as co-trustee jointly with the Trustee of all or any part of the Trust Assets or to act as separate trustee of all or any part of the Trust Assets and to vest in such Person or Persons, in such capacity, such title to the Trust Assets or any part thereof, and such rights, powers, duties, trusts or obligations as the Trust Advisory Board shall determine at any time may be necessary for the Trustee to perform its duties under this Trust Agreement, subject to such terms, conditions and limitations as shall be determined in any case by the Trust Advisory Board.

         SECTION 7.6 COMPENSATION OF TRUSTEE AND ITS PROFESSIONALS.

                  (a) The Trust Advisory Board shall negotiate with and authorize the payment of reasonable compensation from the Trust Assets to the Trustee (and to any co-trustee that may be appointed pursuant to Section 7.5 above) for services rendered and expenses incurred in fulfilling its duties pursuant to this Trust Agreement. For the first six full months following the month in which the Effective Date occurs, the Trustee shall receive compensation of $8,333 per month. The fee payable for the month in which the Effective Date occurs shall be payable on the first day of the month following the Effective Date, and shall be prorated based on a $8,333 monthly fee and calculated for the actual number of days during the month that the Trustee has served. In all other cases, the fee will be payable on the first Business Day of the month (being the first day on which banking institutions in the State of New York are not authorized or required by law or regulation to be closed) following the month for which service has been rendered. Six months following the Effective Date, and annually thereafter, the Trust Advisory Board members and the Trustee shall negotiate the amount and payment terms of the compensation to the Trustee for the following one-year period. If no agreement is reached, the parties may seek the determination of the Bankruptcy Court as to reasonable compensation. The compensation and reimbursement of expenses of the Trustee shall be paid out of Trust Assets.

                  (b) On or before the last day of each month following the month for which compensation is sought, each of the Trustee's Professionals seeking compensation shall serve a monthly statement on the Trustee and the Trust Advisory Board; provided, however, that failure of any of the Trustee's Professionals to serve a monthly statement on the Trustee and Advisory Board for any one or more months shall not waive or impair the right of such Trustee's Professionals to subsequently seek compensation for all or any number of such months in a later statement delivered to the Trustee and the Trust Advisory Board. The Trustee and Trust Advisory Board will have fifteen (15) days from the date such statement is received to review the statement and object to such statement by serving a written objection on the Trustee's Professional setting forth the precise nature of the objection and the amount at issue. At the expiration of the fifteen (15) day period, the Trustee shall promptly pay out of Trust Assets 100% of the amounts requested, except for the portion of such fees and disbursements to which an objection has been made. The parties shall attempt to consensually resolve objections, if any, to any monthly statement. If the parties are unable to reach a consensual resolution of any such objection, the party which received an objection to its fees may seek payment of such fees by filing a motion with the Bankruptcy Court on proper notice to the Trustee and the Trust Advisory Board.

         SECTION 7.7 STANDARD OF CARE; INDEMNIFICATION; EXCULPATION. The Trustee shall perform the duties and obligations imposed on the Trustee by this Trust Agreement with reasonable diligence and care under the circumstances. The Trustee shall not be personally liable to the Trust or to any Beneficiary (or any successor of such entities) for any reason whatsoever, except for such of its own acts as shall constitute willful misconduct, gross negligence, willful disregard of the Trustee's duties or material breach of this Trust Agreement. Except as aforesaid, the Trustee shall be defended, held harmless and indemnified from time to time from the Trust Assets (but not from or by the Beneficiaries or any of the parties released in the Plan), against any and all losses, claims, costs, expenses and liabilities to which the Trustee may be subject by reason of the Trustee's execution in good faith of the Trustee's duties under this Trust Agreement. The Trustee's officers, employees, agents (including, without limitation, the

Trustee's Professionals) and any co-trustees appointed pursuant to Section 7.5 above may be likewise defended, held harmless and indemnified upon authorization of the Trust Advisory Board. Without limiting the generality of the foregoing, the Trustee shall have no liability to any Beneficiary on account of the Trustee's investment or non-investment of any Trust Assets or any losses with respect to any such investments of Trust Assets, provided such investments are made, or the Trustee's decision not to invest any Trust Assets in any case is made, in accordance with the terms of this Trust Agreement. The Trustee shall not be obligated to give any bond or surety or other security for the performance of any of its duties, unless otherwise required by the Trust Advisory Board pursuant to Section 7.3(a) above or otherwise ordered by the Bankruptcy Court and, if so otherwise required or ordered, all costs and expenses of procuring any such bond shall be deemed Trust Expenses.

         SECTION 7.8 RELIANCE BY TRUSTEE. The Trustee may rely, and shall be fully protected personally in acting upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other instrument or document that the Trustee has no reasonable belief to be other than genuine and to have been signed or presented other than by the proper party or parties or, in the case of facsimile transmissions, to have been sent other than by the proper party or parties, in each case without obligation to satisfy itself that the same was given in good faith and without responsibility for errors in delivery, transmission or receipt. In the absence of the Trustee's willful misconduct, gross negligence, willful disregard of the Trustee's duties or material breach of this Trust Agreement, the Trustee may rely as to the truth of statements and correctness of the facts and opinions expressed therein and shall be fully protected personally in acting thereon. The Trustee may consult with legal counsel and shall be fully protected in respect of any action taken or suffered by the Trustee in accordance with the opinion of legal counsel (whether or not written). The Trustee may at any time seek instructions from the Bankruptcy Court concerning the acquisition, management or disposition of the Trust Assets.

         SECTION 7.9 ACTION UPON INSTRUCTIONS. If in performing the Trustee's duties under this Trust Agreement, the Trustee is required to decide between alternative courses of action, or the Trustee is unsure of the application of any provision of this Trust Agreement or the Plan, then the Trustee may promptly deliver a notice to the Trust Advisory Board requesting written instructions as to the course of action to be taken by the Trustee. If the Trustee does not receive such written directions within ten (10) Business Days after the Trustee has delivered such notice, the Trustee may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as the Trustee shall deem advisable. If the Trustee does not receive direction from the Trust Advisory Board within such ten (10) Business Day period or the Trustee believes that a court order is necessary or advisable to protect the interests of the Beneficiaries or to otherwise determine the Trustee's rights or duties in any respect under this Trust Agreement, then the Trustee may apply to the Bankruptcy Court for a determination as to the course of action to be taken by the Trustee.

         SECTION 7.10 INVESTMENT OBLIGATIONS. The Trustee shall invest and reinvest the liquid

Trust Assets consistent with the obligations of a trustee under Bankruptcy Code section 345 and otherwise pursuant to any Trust Advisory Board authorization in accordance with Section 8.7. The Trustee shall not be liable in any way for any loss or other liability arising from any investment, or the sale or other disposition of any investment, made in accordance with this Section 7.10, except for any such loss or liability arising from the Trustee's gross negligence, willful misconduct or bad faith.

         SECTION 7.11 ANNUAL AUDITED FINANCIAL STATEMENTS. The Trustee shall make available to the Beneficiaries copies of the Trust's annual audited financial statements prepared by the Trust's auditors for each fiscal year of the Trust by making copies of such audited financial statements available on an Internet website to be maintained by the Trustee for such purpose (and the Trustee shall notify all Beneficiaries of the address of such Internet website), except that, the Trustee shall discontinue such website and shall have no obligation to make such copies of annual audited financial statements available if the Trust Advisory Board at any time determines that the cost of continued maintenance of such website is no longer in the best interests of the Trust.

         SECTION 7.12 TAX FILINGS AND NOTICES. The Trustee shall prepare and provide to, or file with, the appropriate taxing authorities and other parties such notices, tax returns and other filings, including all federal, state and local tax returns for the Trust, as may be required under the Code, the Plan, or as may be required by applicable law of other jurisdictions including, if required under applicable law, notices required to report interest or dividend income ("Tax Reports"). To the extent required by applicable law and, if not so required, then when specifically requested by a Beneficiary in writing, the Trustee shall provide such Beneficiary with such tax information as is necessary for the preparation by such Beneficiary of such Beneficiary's income tax return. If such tax information is provided at the specific request of a Beneficiary (and not as required by applicable law), then such Beneficiary shall pay a reasonable fee to the Trustee, in an amount to be then determined by the Trustee, together with all costs and expenses incurred by the Trustee in providing such tax information to such Beneficiary. In connection with the Trustee's performance of its duties pursuant to this Section 7.12, the Trustee may require any Beneficiary to furnish to the Trustee its employer or taxpayer identification number as assigned by the Internal Revenue Service, together with such other information, returns or forms as the Trustee may determine are required, and the Trustee may condition any distribution of Net Trust Recoveries to any Beneficiary upon such receipt of such identification number, any other information and returns and forms as are required for the Trustee to comply with Internal Revenue Service requirements. The Trustee shall consult with the tax department of New Holding Company, New Operating Company or Kmart, as appropriate, in advance of issuing or filing any Tax Reports, and shall in good faith consider (but shall have no obligation to accept or comply with) all reasonable suggestions of such tax department. The Trustee shall cooperate with and provide Reorganized Debtors with all information reasonably requested in connection with tax matters of the Reorganized Debtors, all at the sole cost and expense of Reorganized Debtors.

         SECTION 7.13 COMPLIANCE WITH SECURITIES LAWS. If and to the extent required by applicable federal and/or state securities laws, the Trustee shall file with the Securities and Exchange Commission and other applicable federal and state governmental agencies the reports and other documents and take any other actions necessary to comply with such federal or state securities laws.

         SECTION 7.14 TIMELY PERFORMANCE. The Trustee will make continuing efforts to prosecute or settle the Trust Claims, make timely distributions, and not unduly prolong the duration of the Trust.

         SECTION 7.15 CONSULTATION WITH THE TRUST ADVISORY BOARD. The Trustee shall consult with the Trust Advisory Board regularly and at all such times when the Trustee deems it necessary or appropriate in connection with carrying out the purposes of the Trust and shall obtain approvals from the Trust Advisory Board as required under the Plan and this Trust Agreement.

         SECTION 7.16 RESIGNATION. The Trustee may resign as Trustee by giving written notice of its resignation to the Trust Advisory Board. The Trustee shall continue to serve as trustee for the shorter of (a) 90 days following the tender of the notice of resignation and (b) until the appointment of a successor Trustee shall become effective in accordance with Section 8.9 of this Trust Agreement.

                                  ARTICLE VIII

                            THE TRUST ADVISORY BOARD

         SECTION 8.1 ESTABLISHMENT OF TRUST ADVISORY BOARD. On the Effective Date, the Trust Advisory Board shall be established, using the procedures described in the Article XI of Plan. The members of the Trust Advisory Board shall disclose to the Trustee and all other members of the Trust Advisory Board whether any general unsecured claim or equity interest (relating to the Debtors or the Reorganized Debtors) that is held by them personally, by any relative or by any entity with which they are employed or affiliated, has been sold, transferred or otherwise assigned, disposed of or satisfied by any entity other than the Trust.

         SECTION 8.2 COMPOSITION; REPLACEMENT. The Trust Advisory Board shall be comprised of four (4) members and the initial four (4) members shall be designated in accordance with the procedures described in Article XI of the Plan. In the case of an inability or unwillingness of any member of the Trust Advisory Board to serve subsequent to his or her original appointment and acceptance, such member shall be replaced by designation of the remaining members of the Trust Advisory Board. The remaining members shall endeavor in good faith and use all reasonable efforts to designate a replacement member who holds Claims in the same Class as the member then being replaced. If any position on the Trust Advisory Board remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Trust Advisory Board. Each replacement member of the Trust Advisory Board must be a Beneficiary of this Trust.

         SECTION 8.3 BY-LAWS. The Trust Advisory Board shall govern its proceedings through the adoption of by-laws, which the Trust Advisory Board may adopt by majority vote. No provision of such by-laws shall supersede any express provision of the Plan or of this Trust Agreement. Without limiting the generality of the foregoing, the Trust Advisory Board by-laws shall provide that all authorizations, directions and advice rendered by the Trust Advisory Board to the Trustee at any time pursuant to the Plan and this Trust Agreement shall be by majority vote of the Trust Advisory Board members voting in any case and that at least three (3) members of the Trust Advisory Board shall constitute a necessary quorum required to vote on any matter to be voted upon by the Trust Advisory Board.

         SECTION 8.4 LITIGATION OF TRUST CLAIMS. The Trust Advisory Board may, by majority vote, authorize the Trustee to file judicial or administrative proceedings on Trust Claims as proposed by the Trustee or any member of the Trust Advisory Board.

         SECTION 8.5 SETTLEMENT OF TRUST CLAIMS. The Trust Advisory Board shall, by majority vote, approve or reject all settlements of Trust Claims which the Trustee or any member of the Trust Advisory Board may propose, but (i) no member of the Trust Advisory Board may cast a vote with respect to any Trust Claim to which it is a party, and (ii) the Trustee may seek Bankruptcy Court approval of a settlement of a Trust Claim if the Trust Advisory Board fails to act on a proposed settlement of the Trust Claim within thirty (30) days of receiving notice of the proposed settlement by the Trustee or as otherwise deemed necessary or advisable by the Trustee.

         SECTION 8.6 ADVICE AND DIRECTION TO TRUSTEE. The Trust Advisory Board shall provide advice, instruction and direction on matters arising in the administration and in the disposition and distribution of Trust Assets, and in the pursuit of Trust Claims, as requested by the Trustee, or as otherwise specifically provided herein.

         SECTION 8.7 INVESTMENTS. The Trust Advisory Board may, by majority vote, authorize the Trustee to invest the corpus of the Trust in prudent investments other than those described in section 345 of the Bankruptcy Code.

         SECTION 8.8 REMOVAL OF TRUSTEE; REMOVAL OF TRUST ADVISORY BOARD MEMBER.

                  (a) The Trust Advisory Board may, by majority vote, remove the Trustee in its discretion. If the requisite approval is not obtained, the Trustee may be removed by the Bankruptcy Court for cause shown on a motion by any member of the Trust Advisory Board.

                  (b) Any member of the Trust Advisory Board may be removed by the Bankruptcy Court for cause shown on a motion by any member of the Trust Advisory Board or by the Trustee.

         SECTION 8.9 APPOINTMENT OF SUCCESSOR TRUSTEE. In the event of the death (in the case of a Trustee that is a natural person), dissolution (in the case of a Trustee that is not a natural person), resignation, incompetency or removal of the Trustee, the members of the Trust Advisory Board shall, by majority vote, designate a person to serve as successor Trustee. Such appointment shall specify the date when such appointment shall be effective. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Bankruptcy Court and to the retiring Trustee an instrument accepting the appointment and shall additionally file with the Bankruptcy Court an affidavit demonstrating that such Person is disinterested, as defined by Section 101(14) of the Bankruptcy Code, and thereupon the successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee.

         SECTION 8.10 EXPENSES.

                  (a) Each member of the Trust Advisory Board shall be entitled to the reimbursement of the member's reasonable and necessary expenses in carrying out his or her duties as a member of the Trust Advisory Board. The reimbursement of expenses of the Trust Advisory Board members shall be paid out of Trust Assets.

                  (b) On or before the last date of each month following the month for which reimbursement is sought, each member of the Trust Advisory Board shall serve upon the Trustee and the other members of the Trust Advisory Board a monthly statement of expenses incurred in carrying out the member's duties. The Trustee shall promptly pay 100% of the amounts requested.

         SECTION 8.11 STANDARD OF CARE; EXCULPATION. Neither the Trust Advisory Board nor any of its members, designees, counsel, financial advisors or any duly designated agent or representatives of any such party shall be liable for the act, default or misconduct of any other member of the Trust Advisory Board, nor shall any member be liable for anything other than such member's own gross negligence or willful misconduct. The Trust Advisory Board may, in connection with the performance of its duties, and in its sole and absolute discretion, consult with the Trustee's counsel and any other of the Trustee's Professionals and/or with counsel and other professional advisors directly retained by the Trust Advisory Board, and the Trust Advisory Board shall not be liable for anything done or omitted or suffered to be done in accordance with the advice or opinions of such professionals. If the Trust Advisory Board determines not to consult with counsel, accountants or other professionals, it shall not be deemed to impose any liability on the Trust Advisory Board, or its members and/or designees.

         SECTION 8.12 TERMINATION OF THE TRUST ADVISORY BOARD. Upon the certification by the Trustee that all Trust Assets have been distributed, abandoned or otherwise disposed of, the members of the Trust Advisory Board shall resign their positions, whereon they shall be discharged from further duties and responsibilities.

                                   ARTICLE IX

                      COORDINATION WITH REORGANIZED DEBTORS

         SECTION 9.1 ACCESS TO DEBTORS AND REORGANIZED DEBTORS. In furtherance of the Order of the Bankruptcy Court entered on September 4, 2002, the Debtors and the Reorganized Debtors shall make available to the Trustee reasonable access during normal business hours, on reasonable notice, to personnel and books and records of the Debtors and the Reorganized Debtors, (including, without limitation, access to company documents and records gathered by counsel in the course of the Investigations; documents produced by the Debtors to the Securities and Exchange Commission, United States Attorney and/or to the U.S. Congress; memoranda of witness interviews conducted by counsel in connection with the Investigations; transcripts of depositions conducted in connection with the Investigations; written materials reflecting presentations summarizing findings of the Investigations; materials gathered and memoranda and outlines generated in connection with preparing for depositions; any other materials contained in the "Data Room" that was maintained for use by the Statutory Committees at Kmart's headquarters in Troy, Michigan; and memoranda regarding legal research concerning potential claims arising out of the Investigations and any other information related to the Trust Claims that is reasonably requested by the Trustee), all in order to enable the Trustee to perform the Trustee's tasks under the Trust Agreement and the Plan; but the Debtors and the Reorganized Debtors will not be required to make expenditures in response to the requests determined by them to be unreasonable. The Debtors and the Reorganized Debtors shall not be entitled to compensation or reimbursement (including reimbursement for professional fees) with respect to fulfilling their obligations as set forth in this section.

                                    ARTICLE X

                            RETENTION OF JURISDICTION

         Pursuant to the Plan and Confirmation Order, except as otherwise set forth in the Plan, in the Confirmation and herein, the Bankruptcy Court shall retain exclusive jurisdiction over:

                  (a) prosecution of or disputes concerning Trust Claims and any motion to compromise or settle such disputes, except that, if it is determined that the Bankruptcy Court does not have jurisdiction with respect to the foregoing, or if the Trustee chooses to pursue any Trust Claim in another court of competent jurisdiction, the Trustee will have authority to bring such action in any other court of competent jurisdiction;

                  (b) disputes arising in connection with the interpretation, implementation or enforcement of the Trust, including without limitation, the reasonableness of a request to the Debtors and/or the Reorganized Debtors by the Trustee for access pursuant to Section 9.1 and/or any expenditure related thereto and any claims against the Trustee; and

                  (c) motions or objections regarding compensation and reimbursement of expenses made by the Trustee or any professionals retained by the Trustee pursuant to Article 11.3 of the Plan and Section 7.5 of this Trust Agreement, including, without limitation, the ability of the Bankruptcy Court to enter an order to show cause and commence a hearing to examine any issue concerning the fees and expenses of the Trustee and the Trust Advisory Board or any professionals retained by the Trustee.

                                   ARTICLE XI

                                   TERMINATION

         The Trust shall continue for a term terminating on the earlier to occur of (a) the third anniversary of the Effective Date, without prejudice, however, to the rights of the Trust Advisory Board to extend such three (3) year term for an additional finite term, conditioned upon the Trust not then becoming subject to the Exchange Act and subject to the approval of the Bankruptcy Court, and (b) approval by the Bankruptcy Court of termination of the Trust after distribution of all of the Trust Assets. The Trustee shall at all times endeavor to liquidate the Trust Assets expeditiously, and in no event shall the Trustee unduly prolong the duration of the Trust. On termination of this Trust, the Trustee shall advise the Bankruptcy Court in writing of its termination. Notwithstanding the foregoing, after the termination of the Trust, the Trustee shall have the power to exercise all the powers, authorities and discretions herein conferred solely for the purpose of winding up the affairs of the Trust. On distribution of all of the Trust Assets, the Trustee shall retain the books, records and files that shall have been delivered to or created by the Trustee. At the Trustee's discretion, all of such records and documents may be destroyed at any time after two (2) years from the date of the final distribution of the Trust Assets.

                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.1 NOTICES. All notices, requests or other communications required or permitted to be made in accordance with this Trust Agreement shall be in writing and shall be delivered personally or by facsimile transmission or mailed by first class mail or by overnight delivery service:

                                    If to the Trustee, at:
                                            Mr. Douglas J. Smith, as Trustee
                                            c/o Huron Consulting Group
                                            550 W. Van Buren Street
                                            Chicago, IL  60607

                                    with copies to:
                                    the Trust Advisory Board, at:

                                            Euler American Credit Indemnity
                                            100 East Pratt Street
                                            Baltimore, MD 21202-1008
                                            Attn:  Gary H. Shapiro, Esq.

                                    and

                                            Pepsi Americas, Inc.
                                            3501 Algonquin Road
                                            Rolling Meadows, IL 60008
                                            Attn:  W. Scott Nehs, Esq.

                                    and

                                            American Greetings Corp.
                                            One American Road
                                            Cleveland, OH 44144-2398
                                            Attn:  Mr. Arthur P. Tuttle

                                    and

                                            ESL Investments, LLC
                                            1 Lafayette Place
                                            Greenwich, CT  06830
                                            Attn:  Mr. S. Jeffrey Stollenwerck



                                    with copies to:

                                            Otterbourg, Steindler, Houston &
                                            Rosen, P.C.
                                            230 Park Avenue
                                            New York, NY 10169
                                            Attn.:  Scott L. Hazan, Esq.
                                                    Glenn B. Rice, Esq.
                                                    Peter Feldman, Esq.

                                    If to the Debtors or Reorganized Debtors, at:

                                            Kmart Corporation
                                            3100 Big Beaver Road
                                            Troy, Michigan 48084-3163
                                            Attn:  James E. Defebaugh, Esq.

                                    with copies to:

                                            Skadden, Arps, Slate, Meagher & Flom
                                            (Illinois)
                                            333 West Wacker Drive
                                            Suite 2100
                                            Chicago, Illinois 60606
                                            Attn.:  John Wm. Butler, Jr., Esq.
                                                    J. Eric Ivester, Esq.

         Notices sent out by facsimile transmission shall be deemed delivered when actually received, and notices sent by first-class mail shall be deemed delivered three (3) Business Days after mailing and notices sent by overnight delivery service shall be deemed delivered the next Business Day after mailing.

         SECTION 12.2 EFFECTIVENESS. This Trust Agreement shall become effective on the Effective Date.

         SECTION 12.3 INTENTION OF PARTIES TO ESTABLISH TRUST. This Trust Agreement is intended to create a trust, and the Trust created hereunder shall be governed and construed in all respects as a Trust.

         SECTION 12.4 INVESTMENT COMPANY ACT. The Trust is organized as a liquidating entity in the process of liquidation, and therefore should not be considered, and the Trust does not and will not hold itself out as, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.

         SECTION 12.5 TAXATION. For United States federal income tax purposes, it is intended that the Trust be classified as a liquidating trust under Section 301.7701-4 of the Procedure and Administration Regulations and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Code that is owned by its beneficiaries as grantors. Accordingly, the parties hereto intend that, for United States federal income tax purposes, the Beneficiaries be treated as if they had received a distribution of an undivided interest in the Trust Assets and then contributed such interests to the Trust.

         SECTION 12.6 COUNTERPARTS. This Trust Agreement may be executed in one or more counterparts (via facsimile or otherwise), each of which shall be deemed an original but which together shall constitute but one and the same instrument.

         SECTION 12.7 GOVERNING LAW. This Trust Agreement shall be governed by, construed under and interpreted in accordance with the laws of the State of New York.

         SECTION 12.8 HEADINGS. Sections, subheadings and other headings used in this Trust Agreement are for convenience only and shall not affect the construction of this Trust Agreement.

         SECTION 12.9 INTERPRETATIVE PROVISIONS.

                  (a) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

                  (b) All references to the Debtors, the Reorganized Debtors and the Trustee pursuant to the definitions set forth in the Recitals hereto, or to any other Person herein, shall include their respective successors and assigns.

                  (c) The words "hereof", "herein", "hereunder", "this Trust Agreement" and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not any particular provision of this Trust Agreement and as this Trust Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (d) The word "including" when used in this Trust Agreement shall mean "including, without limitation".

         SECTION 12.10 SEVERABILITY. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions of this Trust Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable any such provision in any other jurisdiction.

         SECTION 12.11 AMENDMENTS. This Trust Agreement may be amended from time to time by written instrument executed by the Reorganized Debtors and the Trustee, upon authorization by the Trust Advisory Board on majority vote, except that, no such Trust Advisory Board authorization shall be required if the Trustee's counsel advises the Trustee that any such amendment is required to ensure that the Trust will not become subject to the Exchange Act.

         SECTION 12.12 NON-TRANSFERABILITY OF BENEFICIAL INTERESTS; INTERESTS BENEFICIAL ONLY; NO VOTING RIGHTS; SUCCESSORS.

                  (a) All interests of the Beneficiaries of this Trust shall be uncertificated and non-transferable, except upon the death of a Beneficiary that is a natural Person or by operation of law.

                  (b) The rights to a beneficial interest hereunder shall not entitle any Beneficiary to (i) any title in or to the Trust Assets as such (which title is vested in the Trustee) or to any right to call for a partition or division of Trust Assets or to require an accounting, or (ii) any voting rights with respect to the administration of the Trust and the actions of the Trustee in connection therewith.

                  (c) This Trust Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns hereunder.

         SECTION 12.13 NO SUITS BY CLAIMHOLDERS OR INTERESTHOLDERS. No Claimholder or Interestholder shall have any right by virtue of any provision of this Trust Agreement to institute any action or proceeding in law or in equity against any party other than the Trustee on or under or with respect to the Trust Assets.

         SECTION 12.14 IRREVOCABILITY. The Trust is irrevocable, but is subject to amendment as provided for herein.

         SECTION 12.15 TRUST CONTINUANCE. The death, dissolution, resignation, incompetency or removal of the Trustee shall not operate to terminate the Trust created by this Trust Agreement or to revoke any existing agency created under the terms of this Trust Agreement or invalidate any action theretofore taken by the Trustee. In the event of the resignation or removal of the Trustee, the Trustee shall promptly (a) execute and deliver such documents, instruments and other writings as may be requested by the Bankruptcy Court or reasonably requested by the Trust Advisory Board or a successor Trustee to effect the termination of the Trustee's capacity under this Trust Agreement and the conveyance of the Trust Assets then held by the Trustee to the successor, (b) deliver to the Bankruptcy Court or the successor Trustee all documents, instruments, records and other writings related to the Trust as may be in the possession of the Trustee and (c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Trustee.

         SECTION 12.16 ENFORCEMENT AND ADMINISTRATION. The Bankruptcy Court shall enforce and administer the provisions of this Trust Agreement, as set forth in the Plan.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                    KMART CORPORATION,
                                     THE DEBTOR AFFILIATES AND
                                     THE REORGANIZED DEBTORS

                                    By: _________________________________
                                    Name: Julian C. Day
                                    Title:  Chief Executive Officer of Kmart
                                            Corporation and authorized signatory
                                            of each of the other Debtors and of
                                            each of the Reorganized Debtors



                                    _____________________________, AS TRUSTEE
                                    Name: Douglas J. Smith
                                    Title: Trustee